Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, JR.,  JAMES J. SEIFERT and MICHAEL C. MCCORMICK, and each of them, to be by attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 of shares of Ecolab Inc. Common Stock, Par value $1.00 per share, to be issued by the Corporation pursuant to the Agreement and Plan of Merger, dated as of October 11, 2012, among the Corporation, OFC Technologies Corp., a Texas corporation and a wholly-owned subsidiary of the Corporation, and Permian Mud Service, Inc., a Texas corporation and the parent company of Champion Technologies, Inc. and Corsicana Technologies, Inc., and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 6th day of December, 2012.

/s/ Barbara J. Beck
Barbara J. Beck

/s/ Les S. Biller
Les S. Biller

/s/ Jerry A. Grundhofer
Jerry A. Grundhofer

/s/ Arthur J. Higgins
Arthur J. Higgins

/s/ Jerry W. Levin
Jerry W. Levin

/s/ Robert L. Lumpkins
Robert L. Lumpkins

/s/ C. Scott O’Hara
C. Scott O’Hara

/s/ Victoria J. Reich
Victoria J. Reich

/s/ Daniel S. Sanders
Daniel S. Sanders

/s/ Mary M. VanDeWeghe
Mary M. VanDeWeghe

/s/ John J. Zillmer
John J. Zillmer